                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            ABERCROMBIE & FITCH CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ABERCROMBIE & FITCH CO.
                                6301 FITCH PATH
                             NEW ALBANY, OHIO 43054
                                 (614) 283-6500

                                                                  April 17, 2003

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., local time in Columbus, Ohio, on Thursday, May 22, 2003, at our executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. I hope that you will all be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our company.

     The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in the Notice of Annual Meeting of Stockholders. Our Investor Relations telephone number is (614) 283-6500 should you require assistance in finding the location of the Annual Meeting.

     It is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed form of proxy. Alternatively, you may vote electronically through the Internet or by telephone in accordance with the instructions on your form of proxy. Your vote is important regardless of the number of shares you own.

                                         Sincerely yours,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                            ABERCROMBIE & FITCH CO.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2003

                                                                  April 17, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the "Company") will be held at the executive offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, May 22, 2003, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve for terms of three years each.

     2. To transact any other business which properly comes before the Annual Meeting or any adjournment.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 27, 2003, are entitled to receive notice of and to vote at the Annual Meeting.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY ENSURE YOUR SHARES ARE VOTED AT THE ANNUAL MEETING BY SUBMITTING YOUR INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE PROXY STATEMENT AND FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            ABERCROMBIE & FITCH CO.
                                6301 FITCH PATH
                             NEW ALBANY, OHIO 43054
                                 (614) 283-6500

                                PROXY STATEMENT

                              DATED APRIL 17, 2003

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 2003

     This Proxy Statement is being furnished to stockholders of Abercrombie & Fitch Co. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, or any adjournment. The Annual Meeting will be held at 10:00 a.m., local time in Columbus, Ohio, at the Company's executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about April 17, 2003.

     A form of proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. You may ensure your representation by completing, signing, dating and promptly returning the enclosed form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, stockholders holding shares registered directly with the Company's transfer agent, National City Bank, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time in Columbus, Ohio, on May 21, 2003. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been properly recorded. Stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by such stockholders.

     Stockholders holding shares in "street name" with a broker, financial institution or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the "street name" shares and how to revoke previously given instructions.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing, by accessing the Internet site, by using the toll-free number stated on the form of proxy or, if you are a registered stockholder, by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy; submitting a later-dated vote through the Internet site; using the toll-free telephone number stated on the form of proxy; or, if you are a registered stockholder, voting at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

     The Company will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Solicitation of proxies may be made by associates of the Company via mail or by telephone, mailgram, facsimile, telegraph, cable or personal contact. The Company has retained Georgeson Shareholder Communications Inc., New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, financial institutions, custodians, fiduciaries and other nominees for a fee of approximately $5,500, plus expenses. The Company will reimburse its transfer agent, financial institutions, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to stockholders.

     Our Annual Report to Stockholders for the fiscal year ended February 1, 2003 (the "2002 fiscal year") is being delivered with this Proxy Statement.

                            VOTING AT ANNUAL MEETING

     The shares entitled to vote at the Annual Meeting consist of shares of the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on March 27, 2003, the record date for the Annual Meeting, there were 97,773,670 shares of Common Stock outstanding. A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock.

     The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Shares of Common Stock represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting.

     Those shares of Common Stock represented by properly executed proxies, or properly authenticated votes recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the stockholders. All valid proxies received prior to the Annual Meeting which do not specify how shares of Common Stock should be voted will be voted "FOR" the election as directors of the nominees listed below under "ELECTION OF DIRECTORS".

     Under the applicable rules of the New York Stock Exchange ("NYSE") currently in effect, the election of directors is considered a "discretionary" item upon which broker/dealers, who hold their clients' shares of Common Stock in street name, may vote in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. Accordingly, there should be no "broker non-votes" with respect to the matters submitted by the Company to stockholders at the Annual Meeting.

                          PRINCIPAL HOLDERS OF SHARES

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by the only person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock:

NAME AND ADDRESS                                      AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP   PERCENT OF CLASS (1)
-------------------                                   --------------------   --------------------
J. P. Morgan Chase & Co.............................       6,083,973(2)              6.2%
270 Park Avenue
New York, NY 10017 (2)

---------------

(1) The percent of class is based on 97,773,670 shares of Common Stock outstanding on March 27, 2003.

(2) Based on information contained in a Schedule 13G amendment filed with the Securities and Exchange Commission (the "SEC") on February 11, 2003, J. P. Morgan Chase & Co., the parent holding company for JP Morgan Chase Bank, J.
    P. Morgan Fleming Asset Management (USA) Inc., J. P. Morgan Investment Management Inc., J. P. Morgan Trust Company, National Association and J. P. Morgan Fleming Asset Management (UK) Limited, was the beneficial owner of 6,083,973 shares of Common Stock as of December 31, 2002. The Schedule 13G amendment reports that J.P. Morgan Chase & Co. had sole power to vote or direct the vote as to 4,539,331 shares of Common Stock, shared power to vote or direct the vote as to 125 shares of Common Stock, sole power to dispose or direct the disposition as to 5,666,276 shares of Common Stock and shared power to dispose or direct the disposition as to 413,197 shares of Common Stock.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Two members of the Board of Directors of the Company will be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Stockholders in 2006 or until their successors are elected and qualified. The nominees of the Board of Directors are identified below. The individuals named as proxies in the form of proxy solicited by the Board of Directors intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Board of Directors' nominees named below, unless otherwise instructed on the form of proxy. If any nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the shares of Common Stock represented by the proxies they hold for the election of the remaining nominee and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee of the Board will be unavailable or unable to serve as a director if elected.

     The two nominees receiving the greatest number of votes will be elected as directors. Shares of Common Stock as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than two nominees.

BUSINESS EXPERIENCE

Nominees of the Board of Directors for Election at the 2003 Annual Meeting

MICHAEL S. JEFFRIES            Mr. Jeffries has been Chairman of the Company since May
                               1998 and has been Chief Executive Officer of the Company
                               since February 1992. From February 1992 until May 1998, Mr.
                               Jeffries held the title of President of the Company. Under the terms of the amended and restated employment agreement, dated as of January 30, 2003, between the Company and Mr.
                               Jeffries, the Company is obligated to cause Mr. Jeffries to be nominated as a director during his employment term.

JOHN W. KESSLER                Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972; Chairman of
                               The New Albany Company, a real estate development company, since 1988; and Chairman of Marsh & McLennan Real Estate
                               Advisors, Inc., a real estate consulting firm, since 1980.
                               Mr. Kessler also serves as a director of Bank One
                               Corporation.
  Directors Whose Terms Continue until the 2004 Annual Meeting

JOHN A. GOLDEN                 Mr. Golden is President of John A. Golden Associates, Inc.,
                               a financial advisory and investment firm, and a retired
                               partner of The Goldman Sachs Group, L.P. Mr. Golden also
                               serves as the Chair of the Board of Trustees of Colgate
                               University.

SETH R. JOHNSON                Mr. Johnson has been Executive Vice President -- Chief
                               Operating Officer of the Company since February 2000. Prior thereto, he had been Vice President -- Chief Financial
                               Officer of the Company since 1992.

KATHRYN D. SULLIVAN, PH.D.     Dr. Sullivan has been President and Chief Executive Officer of COSI, one of the nation's leading hands-on science
                               centers located in Columbus, Ohio, since 1996. From 1992 to
                               1996, she held the post of Chief Scientist, National
                               Oceanic and Atmospheric Administration. From 1978 to 1992,
                               Dr. Sullivan was a NASA Mission Specialist Astronaut and a
                               veteran of three Shuttle missions, with over 500 hours in
                               space. Dr. Sullivan is a Captain in the U.S. Naval Reserve.
                               She also serves as a director of American Electric Power
                               Company, Inc.
  Directors Whose Terms Continue until the 2005 Annual Meeting

RUSSELL M. GERTMENIAN          Mr. Gertmenian has been a partner with Vorys, Sater,
                               Seymour and Pease LLP since 1979 and currently serves as
                               Vice -- Chair of the firm's Executive Committee. Vorys,
                               Sater, Seymour and Pease LLP rendered legal services to the
                               Company during the 2002 fiscal year and continues to do so.
                               Mr. Gertmenian also serves as a director of AirNet Systems,
                               Inc.

ARCHIE M. GRIFFIN              Mr. Griffin has been Associate Director of Athletics at The
                               Ohio State University, Columbus, Ohio, since 1994. Prior
                               thereto, he served more than nine years in various
                               positions within the Athletic and Employment Services
                               Departments at The Ohio State University. Mr. Griffin also serves as a director of Motorists Mutual Insurance Group, a
                               Trustee for Diamond Hill Funds and a member of the
                               governing committee for The Columbus Foundation.

SAM N. SHAHID, JR.             Mr. Shahid has been President and Creative Director of
                               Shahid & Company, Inc., an advertising and design agency,
                               since 1993. Shahid & Company, Inc. has provided advertising and design services for the Company since 1995. Fees paid
                               to Shahid & Company, Inc. by the Company for services
                               provided during the 2002 fiscal year were approximately
                               $1.9 million.

NOMINATION PROCEDURE

     Stockholders wishing to nominate directors for election must provide timely notice in writing. To be timely, a stockholder's notice must be delivered in person or mailed by United States certified mail to the Secretary of the Company and received not less than 120 days nor more than 150 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders. Each stockholder nomination must contain the following information: (a) the name and address of the nominating stockholder;
(b) the name, age, business address and, if known, residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominating stockholder and the nominee; (e) a representation that the nominating stockholder intends to appear at the meeting in person or by proxy to submit the nomination; (f) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC's rules; and (g) a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination. Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Company's Board of Directors or a committee of the Board.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held five meetings and took action in writing without a meeting on five occasions during the 2002 fiscal year. All of the incumbent directors attended 75% or more of the total number of meetings of the Board and of committees of the Board of Directors on which they served held during the period they served, other than Dr. Sullivan who attended 53%.

     The Board of Directors has standing Compensation, Executive, Audit, and Nominating and Board Governance Committees.

     The Compensation Committee, which consists entirely of non-associate directors, is charged with reviewing executive compensation and administering the Company's Incentive Compensation Performance Plan, 1996 Stock Option and Performance Incentive Plan (1998 Restatement) and 2002 Stock Option Plan for Associates. The Compensation Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and certain other associates of the Company. The members of the Compensation Committee are John W. Kessler (Chair) and Archie M. Griffin. The Compensation Committee held seven meetings and took action in writing without a meeting on five occasions during the 2002 fiscal year. The Compensation Committee's report on executive compensation for the 2002 fiscal year begins on page 17.

     The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board of Directors, all of the powers and authority granted to the Board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. The members of the Executive Committee are Michael S. Jeffries (Chair), Russell M. Gertmenian and John A. Golden. The Executive Committee took action in writing without a meeting on two occasions during the 2002 fiscal year.

     The Audit Committee consists entirely of non-associate directors, each of whom qualifies as independent under NYSE's corporate governance standards as currently in effect. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in fulfilling the Board's responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates the Company's consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the independence, the objectivity and the performance of the independent accountants, the performance of the accountants performing the internal audit function, and the annual independent audit of the Company's consolidated financial statements. The Audit Committee also provides an avenue for communications among the directors, the independent accountants, the internal auditors and the financial management of the Company. The Audit Committee makes recommendations to the Board of Directors or management concerning auditing and accounting matters and approves the annual engagement of the independent auditors. The Audit Committee's report relating to the 2002 fiscal year begins on page 22. As contemplated by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, the Audit Committee will assume direct responsibility for the appointment, compensation, retention and oversight of the Company's independent auditors in accordance with the time table established by the SEC. Effective May 6, 2003, the Audit Committee or a designated member of the Audit Committee will approve all non-audit engagements of the independent auditors. The members of the Audit Committee are John A. Golden (Chair), Russell M. Gertmenian and Kathryn D. Sullivan, Ph.D. The Audit Committee held 12 meetings during the 2002 fiscal year.

     The Nominating and Board Governance Committee consists of John A. Golden, Russell M. Gertmenian (Chair) and John W. Kessler. The Nominating and Board Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process and recommends candidates for election to the Board of Directors. The Nominating and Board Governance Committee also reviews and reports to the Board of Directors on a periodic basis with regard to matters of board governance. The Nominating and Board Governance Committee will consider nominees recommended by stockholders for the 2004 Annual Meeting of Stockholders provided that the names and other information regarding such nominees are submitted in writing within the time period described above under "NOMINATION PROCEDURE." The Nominating and Board Governance Committee met six times during the 2002 fiscal year.

     The Board of Directors is in the process of reviewing the rules proposed by NYSE relating to the Audit, Compensation and Nominating and Board Governance Committees and intends to take appropriate action to comply with the NYSE rules and the SEC's rules and regulations implementing the Sarbanes-Oxley Act as those rules and regulations are finalized and implemented. In addition, the Board of Directors is in the process of developing, and intends to adopt a code of business conduct and ethics that complies with the requirements for such a code of business conduct and ethics under the proposed NYSE rules and constitutes a code of ethics applicable to the Company's principal executive officer and senior financial officers in accordance with the Sarbanes-Oxley Act and the SEC's rules and regulations implementing that Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W. Kessler serves as Chair of the Compensation Committee. His son-in-law, Thomas D. Lennox, is employed by the Company as Director, Investor Relations & Corporate Communications, a non-officer position. During the 2002 fiscal year, Mr. Lennox received salary and bonus totaling $141,025 and other employment benefits, including option grants, consistent with those provided to other associates of the Company holding comparable positions.

EXECUTIVE OFFICERS

     In addition to Messrs. Jeffries and Johnson, Diane Chang, Wesley S. McDonald and Leslee K. O'Neill also serve as executive officers of the Company. Ms. Chang, age 47, has been Senior Vice President -- Sourcing of the Company since February 2000. Prior thereto, she held the position of Vice President -- Sourcing of the Company from May 1998 to February 2000, and for six and one-half years prior thereto, was Senior Vice President -- Manufacturing at J. Crew, Inc., a clothing retailer. Mr. McDonald, age 40, has been Vice
President -- Chief Financial Officer of the Company since June 2000. Prior thereto, he held a variety of positions in finance and distribution at Target Corporation, a general merchandise retailer, from 1988 to May 2000. His last position at Target Corporation was Director -- Information Systems Finance and Administration. Ms. O'Neill, age 42, has been Senior Vice President -- Planning & Allocation of the Company since February 2000. Prior thereto, she held the position of Vice President -- Planning & Allocation of the Company from February 1994 to February 2000.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each of the directors of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group, as well as certain other information, as of March 27, 2003.

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
NAME, POSITION WITH THE COMPANY           CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
AND/OR PRINCIPAL OCCUPATION, AGE             SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
--------------------------------          ------------    -------    ------------    -----------
Diane Chang.............................         *            *          74,909(3)        **
  Senior Vice President -- Sourcing of
  the Company, 47
Russell M. Gertmenian...................      1999         2005          40,000(3)(4)      **
  Director of the Company; Partner with
  Vorys, Sater, Seymour and Pease LLP,
  55
John A. Golden..........................      1998         2004         104,554(3)        **
  Director of the Company; President of
  John A. Golden Associates, Inc. and
  Retired Partner of The Goldman Sachs
  Group, L.P., 58
Archie M. Griffin.......................      2000         2005          10,000(3)        **
  Director of the Company; Associate
  Director of Athletics at The Ohio
  State University, 48
Michael S. Jeffries.....................      1996         2003       3,755,445(3)(5)     3.7%
  Director and Chairman and Chief
  Executive Officer of the Company, 58
Seth R. Johnson.........................      1998         2004         387,974(3)        **
  Director and Executive Vice
  President -- Chief Operating Officer
  of the Company, 49
John W. Kessler.........................      1998         2003          38,304(3)        **
  Director of the Company; Owner of John
  W. Kessler Company; Chairman of The
  New Albany Company; Chairman of Marsh
  & McLennan Real Estate Advisors, Inc.,
  67
Wesley S. McDonald......................         *            *           3,465(3)        **
  Vice President -- Chief Financial
  Officer of the Company, 40
Leslee K. O'Neill.......................         *            *         226,020(3)        **
  Senior Vice President -- Planning &
  Allocation of the Company, 42
Sam N. Shahid, Jr. .....................      1998         2005          47,525(3)        **
  Director of the Company; President and
  Creative Director of Shahid & Company,
  Inc., 61

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
NAME, POSITION WITH THE COMPANY           CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
AND/OR PRINCIPAL OCCUPATION, AGE             SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
--------------------------------          ------------    -------    ------------    -----------
Kathryn D. Sullivan, Ph.D...............      2000         2004          12,700(3)        **
  Director of the Company; President and
  Chief Executive Officer of COSI, 51
All current executive officers and
  directors
  as a group (11 persons)...............         *            *       4,700,896(3)       4.6%

---------------

 * Not applicable.

 ** Less than 1%.

(1) Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(2) The percent of class is based upon the sum of 97,773,670 shares of Common Stock outstanding on March 27, 2003, and the number of shares of Common Stock, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable by May 26, 2003.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of outstanding options which are currently exercisable or will become exercisable by May 26, 2003: Ms. Chang, 70,720; Mr. Gertmenian, 36,500; Mr. Golden, 44,500; Mr. Griffin, 10,000; Mr. Jeffries, 3,642,699;
    Mr. Johnson, 331,080; Mr. Kessler, 34,500; Mr. McDonald, 3,017; Ms. O'Neill, 172,380; Mr. Shahid, 44,500; Dr. Sullivan, 12,500; and all current executive officers and directors as a group, 4,402,396.

(4) Includes 600 shares of Common Stock held by adult son.

(5) Includes 800 shares of Common Stock held by adult son.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to each of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                 ---------------------------
                                                                                           AWARDS
                                                                                 ---------------------------
                                                ANNUAL COMPENSATION                                SHARES
                                      ----------------------------------------    RESTRICTED     UNDERLYING
                             FISCAL                               OTHER ANNUAL       STOCK         OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)   BONUS ($)(1)   COMPENSATION   AWARDS ($)(2)   GRANTED (#)   COMPENSATION ($)
---------------------------  ------   ----------   ------------   ------------   -------------   -----------   ----------------
Michael S. Jeffries......     2002    $1,184,615    $1,900,800      $464,543(3)   $27,868,408(4)  2,096,950        $333,975(5)
 Chairman and                 2001    $  997,115    $  854,400      $161,951(6)   $   534,000           489        $255,003
 Chief Executive Officer      2000    $  968,270    $  309,700      $     --      $   288,217       191,809        $286,016

Seth R. Johnson..........     2002    $  738,462    $  990,000      $     --      $   356,136       305,717        $189,791(5)
 Executive Vice               2001    $  594,231    $  427,200      $     --      $   178,000           163        $140,124
   President --               2000    $  505,770    $  163,000      $     --      $    96,072       221,092        $111,272
 Chief Operating Officer

Diane Chang..............     2002    $  546,154    $  363,000      $     --      $   213,682       104,390        $108,729(5)
 Senior Vice President --     2001    $  498,558    $  178,000      $     --      $   106,800        30,098        $ 86,790
 Sourcing                     2000    $  482,596    $   61,940      $     --      $    57,643        39,581        $ 83,634

Leslee K. O'Neill........     2002    $  544,231    $  435,600      $     --      $   213,682       202,998        $114,419(5)
 Senior Vice President --     2001    $  467,789    $  202,920      $     --      $   106,800            65        $ 90,796
 Planning & Allocation        2000    $  354,808    $   68,460      $     --      $    38,429        42,112        $ 71,852

Wesley S. McDonald.......     2002    $  273,847    $  145,200      $     --      $    71,227         7,071        $ 48,546(5)
 Vice President --            2001    $  259,423    $   74,048      $     --      $    35,600         5,000        $ 29,035
 Chief Financial Officer      2000    $  170,193    $   15,450      $     --      $        --        30,000        $     --
   (7)

---------------

(1) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(2) Represents for each executive officer, the grants of restricted shares of Common Stock for the specified fiscal year under the Company's 1996 Stock Option and Performance Incentive Plan (1998 Restatement). The dollar amounts reflected in this table are based on the fair market value (closing price) of the Company's Common Stock on the date on which the grants were made.

    On February 14, 2003, 39,600, 13,200, 7,920, 7,920 and 2,640 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. McDonald, respectively, based on business performance for the 2002 fiscal year. The per share fair market value of the Company's Common Stock on the grant date was $26.98. These awards vested 10% on the grant date and will vest 20%, 30% and 40% on the first, second and third anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with the Company.

    On February 4, 2002, 21,360, 7,120, 4,272, 4,272 and 1,424 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. McDonald, respectively, based on business performance for the 2001 fiscal year. The per share fair market value of the Company's Common Stock on the grant date was $25.00. These awards vested 10% on the grant date and 20% on the first anniversary of the grant date, and will vest 30% and 40% on the second and third anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with the Company.

    On February 5, 2001, 9,780, 3,260, 1,956 and 1,304 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang and Ms. O'Neill, respectively, based on business performance for the 2000 fiscal year. The per share fair market value of the Company's Common Stock on the grant date was $29.47. These awards vested 10% on the grant date, 20% on the first anniversary of the grant date and 30% on the second anniversary of the grant date, and will vest 40% on the third anniversary of the grant date, subject, in each case, to the holder's continued employment with the Company.

    As of February 1, 2003, the aggregate holdings of restricted shares of Common Stock and the market value of such holdings for the named executive officers were: Mr. Jeffries, 26,070 shares, $725,789; Mr. Johnson, 8,690 shares, $241,930; Ms. Chang, 25,214 shares, $701,958; Ms. O'Neill, 4,758 shares, $132,463; and Mr. McDonald, 1,282 shares, $35,691 (based on the $27.84 per share fair market value of the Company's Common Stock as of Friday, January 31, 2003). The holdings of Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. McDonald do not include the 39,600, 13,200, 7,920, 7,920 and 2,640 restricted shares of Common Stock, respectively, granted on February 14, 2003 as noted in the second paragraph of this footnote since those restricted shares of Common Stock were granted after the end of the 2002 fiscal year.

    Dividends will not be paid or accrue and no voting rights will exist with respect to the restricted shares of Common Stock until they vest.

(3) Represents personal use of the Company's airplane ($157,505), forgiveness of interest related to the replacement promissory note dated January 1, 2002 issued to the Company ($255,469) and life insurance premiums paid for by the Company ($51,569).

(4) Under the terms of his amended and restated employment agreement, dated as of January 30, 2003, on that date, the Company granted a career share award to Mr. Jeffries representing the right to receive 1,000,000 shares of Common Stock. This award will vest on December 31, 2008 if Mr. Jeffries remains employed with the Company. A pro rata portion of the award may vest earlier upon Mr. Jeffries' death or permanent and total disability or termination of his employment by the Company without cause or by Mr. Jeffries with good reason and will vest in full upon a change of control of the Company. Mr. Jeffries will not receive any of the shares of Common Stock subject to the career share award until after the award has vested and the delivery date specified in the amended and restated employment agreement occurred. See "EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS." On January 30, 2003, the per share fair market value of the Company's Common Stock was $26.80. As of February 1, 2003, the market value of the 1,000,000 shares of Common Stock subject to the career share award was $27,840,000.

(5) Represents for each executive officer, the amount of employer matching and supplemental contributions allocated to his or her account under certain of the Company's qualified and non-qualified defined contribution plans during the 2002 calendar year.

(6) Represents personal use of the Company's airplane ($110,571) and life insurance premiums paid for by the Company ($51,380).

(7) Mr. McDonald became an executive officer of the Company on June 1, 2000.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than the restricted stock performance awards granted to the named executive officers and the career share award granted to Mr. Jeffries as disclosed in the Summary Compensation Table, no long-term incentive plan awards were granted in respect of the 2002 fiscal year to the named executive officers.

OPTIONS

     The following table summarizes information concerning options granted to the named executive officers under the Company's 2002 Stock Option Plan for Associates during the Company's 2002 fiscal year.

                       OPTION GRANTS IN 2002 FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                  NUMBER OF           % OF                                   ANNUAL RATES OF STOCK
                                    SHARES       TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                  UNDERLYING       GRANTED TO     EXERCISE                    OPTION TERM ($)(2)
                                   OPTIONS         ASSOCIATES       PRICE     EXPIRATION   -------------------------
NAME                            GRANTED (#)(1)   IN FISCAL YEAR   ($/SHARE)      DATE          5%            10%
----                            --------------   --------------   ---------   ----------   -----------   -----------
Michael S. Jeffries...........       96,950           2.74%        $25.00      2/4/2012    $ 1,524,283   $ 3,862,833
                                  2,000,000          56.68%        $26.60     2/25/2012    $33,457,194   $84,787,099
Seth R. Johnson...............        5,717           0.16%        $25.00      2/4/2012    $    89,885   $   227,786
                                    300,000           8.49%        $26.64     2/28/2012    $ 5,026,126   $12,737,190
Diane Chang...................        4,390           0.12%        $25.00      2/4/2012    $    69,021   $   174,913
                                    100,000           2.83%        $26.64     2/28/2012    $ 1,675,375   $ 4,245,730
Leslee K. O'Neill.............        2,998           0.08%        $25.00      2/4/2012    $    47,136   $   119,451
                                    200,000           5.66%        $26.64     2/28/2012    $ 3,350,751   $ 8,491,460
Wesley S. McDonald............           71              *         $25.00      2/4/2012    $     1,116   $     2,829
                                      7,000           0.20%        $26.60     2/25/2012    $   117,100   $   296,755

---------------

 * Represents less than 0.01% of total options granted to associates in 2002 fiscal year.

(1) On February 4, 2002, options covering 96,950, 5,717, 4,390, 2,998 and 71 shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. McDonald, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On February 25, 2002, options covering 2,000,000 and 7,000 shares of Common Stock were granted to Mr. Jeffries and Mr. McDonald, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On February 28, 2002, options covering 300,000, 100,000 and 200,000 shares of Common Stock were granted to Mr. Johnson, Ms. Chang and Ms. O'Neill, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    Each of these options becomes fully exercisable in the event of defined changes of control of the Company. If an option holder's employment is terminated by reason of total disability, these options may thereafter be exercised in full for the first nine months that the option holder receives benefits under the Company's long-term disability program, subject to their stated term. If an option holder's employment is terminated by reason of death, these options may thereafter be exercised in full for a period of one year, subject to their stated term. If an option holder's employment is terminated for any other reason, any exercisable options held by the option holder at the date of termination may be exercised for a period of 90 days, subject to their stated term. At the discretion of the Compensation Committee, the options may have a tax withholding feature which allows the option holder, in lieu of paying cash to satisfy any tax withholding obligation, to have the Company commensurably reduce the number of shares of Common Stock which the option holder would otherwise receive upon exercise of the option.

(2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their expiration date. These dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company's shares of Common Stock. Stockholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that option holders will only realize value from the option grants shown if the price of the Company's Common Stock appreciates.

     The following table summarizes information concerning options exercised during the Company's 2002 fiscal year by each of the named executive officers and the number and value of shares of Common Stock subject to unexercised options held as of the end of the 2002 fiscal year by those individuals.

                AGGREGATED OPTION EXERCISES IN 2002 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                          SHARES                                    OPTIONS AT                      IN-THE-MONEY OPTIONS AT
                         ACQUIRED                               FISCAL YEAR-END (#)                   FISCAL YEAR-END ($)
                            ON             VALUE        -----------------------------------   -----------------------------------
NAME                   EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE (2)   UNEXERCISABLE (2)   EXERCISABLE (2)   UNEXERCISABLE (2)
----                   ------------   ---------------   ---------------   -----------------   ---------------   -----------------
Michael S. Jeffries..        --          $      0          3,157,090          7,862,588         $37,394,576        $16,045,172
Seth R. Johnson......        --          $      0            244,610            800,104         $ 2,139,325        $ 4,414,685
Diane Chang..........     8,749          $142,346             28,348            217,572         $   150,433        $   776,871
Leslee K. O'Neill....        --          $      0            115,405            481,952         $   450,445        $ 1,554,310
Wesley S. McDonald...        --          $      0              7,500             34,571         $   143,644        $   439,813

---------------

(1) Calculated on the basis of the number of shares of Common Stock as to which options were exercised, multiplied by the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of each option exercised.

(2) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is calculated on the basis of the number of shares of Common Stock subject to each option, multiplied by the excess of the fair market value of a share of Common Stock on the last trading day prior to fiscal year-end ($27.84), over the exercise price of the option.

COMPENSATION OF DIRECTORS

     During the 2002 fiscal year, directors who are not associates of the Company ("non-associate directors") received quarterly retainers of $6,250 (increased by $750 for each committee chair held), plus a fee of $1,000 for each meeting of the Board of Directors attended ($400 for a telephonic meeting) and, as committee members, received $600 for each committee meeting attended ($200 for a telephonic meeting). Non-associate directors are also reimbursed for their expenses for attending meetings of the Board of

Directors or of Board committees. Each action in writing taken by the Board of Directors or any Board committee entitled and will entitle each non-associate director to be paid $200. Associates and officers who are directors receive no additional compensation for services rendered as directors. During the calendar year ended December 31, 2002, in accordance with the terms of the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the "Non-Associate Directors Plan"), each non-associate director received 50% of his or her quarterly retainers in the form of shares of Common Stock and could elect to receive more than 50% of his or her quarterly retainers as well as other cash compensation payable for services rendered as a director of the Company (exclusive of expenses for attendance at meetings of the Board of Directors or of Board committees) in the form of shares of Common Stock. In respect of calendar years beginning on or after January 1, 2003, non-associate directors will receive their quarterly retainers and other cash compensation in the form of shares of Common Stock only through participation in the Directors' Deferred Compensation Plan described below.

     Effective October 1, 1998, the Company established the Directors' Deferred Compensation Plan. Voluntary participation in the Directors' Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her quarterly retainers (whether to be paid in the form of cash or shares of Common Stock) and meeting fees, including federal income tax thereon. The deferred compensation is credited to a stock account where it is converted into a share equivalent. Distribution of the deferred amount is made in the form of a single lump sum transfer under the Non-Associate Directors Plan of the whole shares of Common Stock represented by the share equivalent in the non-associate directors' stock account (plus cash representing the value of fractional shares) commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to serve on the Board of Directors. For any calendar year beginning on or after January 1, 2003, any portion of a non-associate director's quarterly retainers and/or meeting fees which is not deferred, through participation in the Directors' Deferred Compensation Plan, will be paid to the non-associate director in cash.

     Under the Non-Associate Directors Plan, each non-associate director first elected prior to July 16, 1998 was granted, on July 16, 1998, an option to purchase 10,000 shares of Common Stock. Each non-associate director first elected on or after July 16, 1998 and prior to October 26, 2000, was granted, on the date first elected, an option to purchase 10,000 shares of Common Stock. Any non-associate director first elected on or after October 26, 2000 will be granted, on the date first elected, an option to purchase 20,000 shares of Common Stock. On the first business day of each fiscal year, beginning after July 16, 1998 and prior to October 26, 2000, each non-associate director then serving was granted an option to purchase 2,000 shares of Common Stock. On the first business day of each fiscal year beginning after October 26, 2000, each non-associate director then serving was and will be granted an option to purchase 4,000 shares of Common Stock. On November 15, 2001, each non-associate director who had served as such for at least three years was granted an option to purchase 20,000 shares of Common Stock. After November 15, 2001, each non-associate director then serving will be granted an option to purchase 20,000 shares of Common Stock on (a) the first business day immediately following the third anniversary of his or her first election or appointment to the Board of Directors and (b) the first business day immediately following each subsequent anniversary of his or her first election or appointment which is a multiple of three.

     The exercise price of each option has been and will be equal to the fair market value of the shares of Common Stock on the grant date. Each option granted prior to November 1, 2001 vested and will vest as to 25% of the shares of Common Stock subject thereto on the first through fourth anniversaries of the grant date, subject to continued service as a director. Each option granted on or after November 1, 2001 vested and will vest as to 25% of the shares of Common Stock subject thereto on the grant date and the first through third anniversaries thereof, subject to continued service as a director. The options become fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of a director. The options remain exercisable until the earlier to occur of (a) the tenth anniversary of the grant date, (b) the first anniversary of the date the non-associate director ceases to be a member of the Board of Directors other than by reason of total disability; or (c) nine months after the non-associate director has been determined to be totally disabled.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

     In May 1997, the Company entered into an employment agreement with Michael
S. Jeffries under which Mr. Jeffries has served as Chairman and Chief Executive Officer. On January 30, 2003, the Company amended and restated Mr. Jeffries' employment agreement, with the objective of securing the continued services and employment of Mr. Jeffries through December 31, 2008. Under Mr. Jeffries' agreement, the Company is obligated to cause Mr. Jeffries to be nominated as a director.

     Mr. Jeffries' agreement provides for a base salary of $1,000,000 per year or such larger amount as the Compensation Committee may from time to time determine (his base salary for the 2002 fiscal year was $1,200,000). Mr. Jeffries' agreement also provides for incentive compensation performance plan participation as determined by the Compensation Committee. Mr. Jeffries' annual target bonus opportunity is to be at least 120% of his base salary upon attainment of target, subject to a maximum bonus opportunity of 240% of base salary (his target bonus opportunity was 120% of his base salary for the 2002 fiscal year). Mr. Jeffries' agreement provides for a career share award representing the right to receive 1,000,000 shares of Common Stock. The career share award vests on December 31, 2008 if Mr. Jeffries remains employed with the Company and will vest in full upon a "change of control" of the Company (as defined in the agreement). In exchange for the career share award grant, Mr. Jeffries will forego participation, in respect of fiscal years after the 2002 fiscal year, in the Company's program under which executive officers are eligible to receive annual grants of restricted shares of Common Stock. Mr. Jeffries' agreement also provides for a stay bonus of $12 million provided Mr. Jeffries is employed by the Company through December 31, 2008 and for term life insurance coverage in the amount of $10 million.

     Under Mr. Jeffries' agreement, if he is terminated by the Company other than for "cause" (as defined in the agreement) or he leaves for "good reason" (as defined in the agreement) prior to a change of control of the Company, he will receive any compensation earned but not yet paid and continue to receive his then current base salary and medical, dental and other employee welfare benefits for two years after the termination date. Additionally, the career share award would become vested based on completed years of service and the Company would pay a $12 million stay bonus and continue to pay the premium on Mr. Jeffries' term life insurance policy until December 31, 2008. If Mr. Jeffries' employment is terminated by the Company other than for cause or he leaves for good reason within two years after a change of control, he will receive any compensation earned but not yet paid and a lump sum payment equal to two times his then current base salary. Additionally, he would continue to receive medical, dental and other employee welfare benefits for two years after the termination date, the career share award would become vested in full and the Company would pay a $12 million stay bonus and continue to pay the premium on Mr. Jeffries' term life insurance through December 31, 2008. If Mr. Jeffries' employment is terminated by the Company for cause, by Mr. Jeffries other than for good reason or by reason of Mr. Jeffries' retirement, the Company will pay him any compensation earned but not yet paid and the career share award will immediately be forfeited. If Mr. Jeffries voluntarily terminates his employment following a change of control of the Company, he would be paid a stay bonus in an amount equal to (a) $12 million if the termination date is on or after January 1, 2007 or (b) the product of $3 million and the number of completed years of service since January 30, 2003 if the termination date is on or before December 31, 2006. If Mr. Jeffries' employment is terminated due to his death, the Company will pay his estate or beneficiaries, as appropriate, any compensation earned but not yet paid and a $12 million stay bonus and the career share award would become vested based on completed years of service. If Mr. Jeffries' employment is terminated due to his permanent and total disability, the Company will pay him any compensation earned but not yet paid, disability benefits in addition to those available under the Company's disability plans and a $12 million stay bonus. The Company would also continue to pay the premium on Mr. Jeffries' term life insurance through December 31, 2008 and the career share award would become vested based on completed years of service. Under the agreement, Mr. Jeffries agrees not to compete with the Company or solicit its employees, customers or suppliers during the employment term and for one year thereafter. If a court finds that Mr. Jeffries has materially breached this covenant, the career share award will be forfeited unless a change of control has occurred or Mr. Jeffries' employment has been terminated by the Company without cause or by Mr. Jeffries with good reason. If any "parachute" excise tax is imposed on Mr. Jeffries, he will be entitled to tax reimbursement payments.

     In conjunction with Mr. Jeffries' amended and restated employment agreement, the Company established the Abercrombie & Fitch Co. Supplemental Executive Retirement Plan (the "SERP"). Subject to the conditions described in the SERP, if Mr. Jeffries retires on or after December 31, 2008, he will receive a monthly benefit for life equal to 50% of his final average compensation (as defined in the SERP). If Mr. Jeffries retires after age 62 but before December 31, 2008, he will receive a prorated monthly benefit for life based on his attained age. Mr. Jeffries will receive no benefits under the SERP if he terminates employment for any reason before reaching age 62; dies while actively employed, regardless of his age; or is terminated for cause, regardless of his age.

     On January 1, 2002, the Company loaned the amount of $4,953,833 to Mr. Jeffries pursuant to the terms of a replacement promissory note which provided that such amount was due and payable on December 31, 2002. The outstanding principal under the note did not bear interest as the net sales threshold under the terms of the note was met. The note was paid in full by Mr. Jeffries on December 31, 2002. The January 1, 2002 note constituted a replacement of, and substitute for, promissory notes dated from November 17, 1999 through May 18, 2001.

     Seth R. Johnson, Executive Vice President -- Chief Operating Officer, is party to an employment agreement with the Company, dated as of December 5, 1997. The initial term of Mr. Johnson's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Johnson's agreement provides for a base salary of $265,000 per year or such larger amount as the Compensation Committee may from time to time determine (his base salary for the 2002 fiscal year was $750,000). Mr. Johnson's agreement also provides for incentive compensation performance plan participation as determined by the Compensation Committee. Upon the failure of the Company to extend the initial term of Mr. Johnson's agreement or the termination of his employment either by the Company other than for "cause" (as defined in his agreement) or by Mr. Johnson for "good reason" (as defined in his agreement), Mr. Johnson will receive any compensation earned but not yet paid under his employment agreement and continue to receive his then current base salary and medical and dental benefits for one year after the termination date. If Mr. Johnson's employment is terminated by the Company for cause, by Mr. Johnson other than for good reason, or by reason of his death, or if he gives written notice not to extend the term of the agreement, the Company will pay Mr. Johnson any compensation earned but not yet paid under his employment agreement. Under his agreement, Mr. Johnson agrees not to compete with the Company or solicit its employees, customers or suppliers during the employment term and for one year thereafter. His agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on Mr. Johnson, he will be entitled to tax reimbursement payments.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors reviews and approves the Company's executive compensation philosophy and policies and the application of those policies to the compensation of executive officers. The Company and the Compensation Committee have also retained independent compensation consultants to assist in developing, and periodically assessing the reasonableness of, the Company's executive officer compensation program.

COMPENSATION PHILOSOPHY

     The Company seeks to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, total compensation for leadership individuals is structured to provide a lower proportion as fixed compensation and a much higher variable proportion keyed to business and stock performance.

     The Company's philosophy is built on the following basic principles:

  To Pay for Outstanding Performance

     The Company believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, and individual performance factors. Total company performance is evaluated primarily based on the degree to which financial targets are met. Individual performance is evaluated based on several factors, including continuing to build the Company's brands, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth, and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  To Pay Competitively

     The Company is committed to providing a total compensation program designed to attract the best senior leaders to the business and retain the best, consistently highest performers. To achieve this goal, the Company sets guidelines based on what it believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

PRINCIPAL COMPENSATION ELEMENTS

     The principal elements of executive compensation at the Company are base salary, short-term performance-based cash incentive compensation and equity-based incentive plans. Decisions for each compensation element of the Company's executive officers generally are made by the Compensation

Committee although compensation levels for executive officers other than the Chief Executive Officer are recommended to the Compensation Committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the other executive officers. Subject to the needs of the Company, its policy is to attempt to design all cash incentive and equity-based compensation plans to meet the requirements for deductibility under the Internal Revenue Code of 1986, as amended (the "Code").

  Base Salary

     The Compensation Committee annually reviews and approves the base salary of each executive officer and the Chief Executive Officer. In determining salary adjustments, the Compensation Committee considers the size and responsibility of the individual's position, the Company's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. This comparative data may not include the compensation paid by all of the companies that are included in the Standard & Poor's Apparel Retail Composite Index which is used for comparative purposes in the STOCKHOLDER RETURN GRAPH. Individual performance is measured against the following factors: seasonal and annual business goals; business growth and profitability; and the recruitment and development of future leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  Performance-Based Cash Incentive Compensation

     The Company has employed a short-term performance-based cash incentive compensation plan for specified key leadership positions that provides for incentive payments for each six-month operating season, based on the extent to which pre-established objective goals are attained.

     The goals under this plan have been based on net income. However, goals also may be based on other objectives and/or criteria, depending on the Company's business strategy. These goals are set at the beginning of each six-month operating season, and are based on an analysis of historical performance and growth expectations for the Company and progress toward achieving the Company's strategic plan.

     Target cash incentive compensation opportunities are established annually for eligible executives stated as a specified percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are met or exceeded.

  Equity-Based Incentive Programs

     The Compensation Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 2002, the Compensation Committee awarded equity-based incentive compensation under two programs: an option program and a restricted share program under which restricted shares of Common Stock are granted and earned based on seasonal and annual financial performance. The Compensation Committee believes that restricted share awards, which are earned based on financial performance and the ultimate vesting of which is subject to continued employment, assist the Company in retaining key high performing executives.

     Award opportunities for each eligible participant are based on guidelines which include the individual's responsibility level, competitive practices and the market price of the Company's Common Stock. In determining the award for an executive officer, the Compensation Committee evaluated competitive practices and the executive officer's performance and criticality to the business.

  Options

     During the 2002 fiscal year, options were granted to the named executive officers in the amounts shown in the OPTION GRANTS IN 2002 FISCAL YEAR table. The option program utilizes vesting periods to encourage retention of key executive officers. The options granted to the individuals named in the table vest over varying periods ranging from four to five years beginning on the grant date, subject to continued employment with the Company. The exercise price for each option granted is equal to the fair market value of the underlying Common Stock on the grant date.

  Performance-Based Restricted Shares

     During the 2002 fiscal year, the Compensation Committee continued a program under which executives, including the executive officers named in the Summary Compensation Table, are eligible to receive restricted shares of Common Stock based on the achievement of pre-established financial goals. Executive officers can earn from zero to double their targeted number of restricted shares of Common Stock based upon the extent to which financial goals are met or exceeded. If earned, these restricted shares of Common Stock vest over four years, subject to continued employment.

CEO COMPENSATION

     Mr. Jeffries and the Company entered into an employment agreement in 1997 which the Company amended and restated on January 30, 2003 extending the term through December 31, 2008. Under the amended and restated agreement, Mr. Jeffries receives a minimum base salary of $1,000,000 per year plus certain other benefits. The amended and restated employment agreement also entitles Mr. Jeffries to participate in the performance-based cash incentive compensation plan at a level of at least 120% of base salary upon attainment of the goals.

     The Compensation Committee can increase Mr. Jeffries' base salary and performance-based cash incentive target above the levels established by the amended and restated employment agreement to reflect the Company's performance.

     In 2002, as in prior years, in reviewing Mr. Jeffries' compensation package, the Compensation Committee considered competitive practices, the extent to which the Company achieved net income and earnings growth objectives and the continued brand growth strategy and execution. These factors were considered subjectively in the aggregate and none of these factors was accorded specific weight.

     As a result, Mr. Jeffries' base salary for the 2002 fiscal year was increased 20% from $1,000,000 to $1,200,000, and his performance-based cash incentive target remained at 120%. Mr. Jeffries received option grants covering 2,096,950 shares of Common Stock that vests ratably over four years beginning on the first anniversary of the grant date, subject to his continued employment with the Company. Mr. Jeffries was also granted 39,600 restricted shares of Common Stock based on the Company's financial performance for the 2002 fiscal year. These restricted shares of the Common Stock vested 10% on the grant date, and will vest 20%, 30% and 40% on the first through third anniversaries of the grant date, subject to Mr. Jeffries' continued employment with the Company.

     The Compensation Committee believes that under Mr. Jeffries' leadership, the Company's performance over the past ten years has been exceptional. Specifically, in 2002, despite a difficult sales environment, the Company posted a net sales increase of 17%, a net income increase of 16%, and an earnings per share increase of 18% over the prior year.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS:

                 John W. Kessler, Chair        Archie M. Griffin

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, over the five-year period ended January 31, 2003 (the last trading day during the Company's 2002 fiscal year), in the value of $100 invested in shares of Common Stock of the Company, the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P MidCap 400 Index") and the Standard & Poor's Apparel Retail Composite Index (the "S&P Apparel Retail Index"). The plotted points represent the closing price on the last trading day of the fiscal year indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG ABERCROMBIE & FITCH CO.,
                          THE S&P MIDCAP 400 INDEX AND
                          THE S&P APPAREL RETAIL INDEX
                                    [GRAPH]

                                                 ABERCROMBIE & FITCH CO.         S&P MIDCAP 400            S&P APPAREL RETAIL
                                                 -----------------------         --------------            ------------------
1/31/98                                                $ 100.00                    $ 100.00                    $ 100.00
1/30/99                                                  247.00                      117.00                      207.00
1/29/00                                                  143.00                      135.00                      197.00
2/3/01                                                   192.00                      167.00                      184.00
2/2/02                                                   170.00                      162.00                      130.00
2/1/03                                                   179.00                      135.00                      115.00

*$100 INVESTED ON 1/31/98 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

                            AUDIT COMMITTEE MATTERS

     In compliance with the requirements of NYSE's corporate governance standards, the Board of Directors adopted the charter of the Audit Committee dated as of March 19, 2002, which sets forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings (including the need for meetings in executive session) and the responsibilities of the Audit Committee.

     In addition, in accordance with the SEC's regulations, the Audit Committee has issued the following report:

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003

     The Audit Committee consists of three directors and operates under the charter adopted by the Board of Directors of the Company. In accordance with that charter, the Audit Committee assists the Board of Directors in fulfilling the Board's responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee qualifies as independent for purposes of NYSE's corporate governance standards as currently in effect.

     Management has the responsibility for the preparation of the Company's consolidated financial statements and for the financial reporting process, including the systems of internal accounting and financial controls. The independent accountants PricewaterhouseCoopers LLP ("PwC") are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing their report on those consolidated financial statements based on their audit. On behalf of the Company's Board of Directors, the Audit Committee monitors and evaluates the Company's consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the independence, the objectivity and the performance of the independent accountants, and the performance of the accountants performing the internal audit function.

     Management and PwC have represented to the Audit Committee that the Company's audited consolidated financial statements as of and for the fiscal year ended February 1, 2003, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company's management and PwC.

     The Audit Committee has reviewed and discussed with management, PwC, the Company's principal independent accountants, and Deloitte & Touche LLP, the accountants which perform the internal audit function for the Company, the quality, adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee has reviewed and discussed with PwC all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, reviewed and discussed the results of PwC's examination of the Company's consolidated financial statements. The Audit Committee has also discussed, with and without management present, the results of any internal audit findings with Deloitte & Touche LLP.

     The Audit Committee has received from PwC the written disclosures and a letter describing all relationships between PwC and the Company that might bear on PwC's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee has discussed with PwC any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PwC and satisfied itself as to PwC's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 to be filed with the SEC.

     SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

    John A. Golden, Chair  Russell M. Gertmenian  Kathryn D. Sullivan, Ph.D.

FEES OF PRINCIPAL INDEPENDENT ACCOUNTANTS

  Audit Fees

     The aggregate fees billed for professional services rendered by PwC for the audit of the Company's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2002 fiscal year (collectively, the "Audit Services") were $261,050.

  Financial Information Systems Design and Implementation Fees

     PwC rendered no professional services to the Company or its subsidiaries during the 2002 fiscal year in connection with the design and implementation of financial information systems.

  All Other Fees

     The aggregate fees billed for services rendered by PwC, other than Audit Services, for the 2002 fiscal year were $50,750. These fees were primarily for country of origin -- factory site verification. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                       PRINCIPAL INDEPENDENT ACCOUNTANTS

     As noted above, PwC served as the Company's principal independent accountants during the 2002 fiscal year and in that capacity rendered a report on the Company's consolidated financial statements as of and for the fiscal year ended February 1, 2003. The Audit Committee will make its selection of the Company's principal independent accountants for the 2003 fiscal year later in the year.

     Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Stockholders of the Company seeking to bring business before the 2004 Annual Meeting of Stockholders, or to nominate candidates for election as directors at that Annual Meeting, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than December 18, 2003. The

Company's Amended and Restated Bylaws specify certain requirements for a stockholder's notice to be in proper written form. In addition, a stockholder who seeks to have any proposal included in the Company's Proxy Statement related to the 2004 Annual Meeting must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, including Rule 14a-8 thereof. Proposals by stockholders intended to be presented at the 2004 Annual Meeting should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Secretary.

                   DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     Only one copy of the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders and one copy of the Annual Report to Stockholders for the 2002 fiscal year are being delivered to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate proxy card and a separate notice of the meeting of stockholders is being included for each account at the shared address.

     Registered stockholders who share an address and would like to receive a separate annual report to stockholders and/or a separate proxy statement for the 2003 Annual Meeting or in the future, or have questions regarding the householding process, may contact the Company's transfer agent National City Bank, by calling 1-800-622-6757, or by forwarding a written request addressed to National City Bank, Locator 5352, Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900. Promptly upon request, additional copies of the Annual Report to Stockholders for the 2002 fiscal year and/or a separate Proxy Statement for the 2003 Annual Meeting will be sent. By contacting National City Bank, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

     Many brokerage firms and other holders of record have also instituted householding. If your family has one or more "street name" accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Stockholders for the 2002 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                                        ---------------------------------------
                                                 VOTE BY TELEPHONE
                                        ---------------------------------------
                                        Have your proxy card available when you
                                        call the TOLL-FREE NUMBER 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then can follow the simple prompts that will be presented to you to record your vote.

                                        ---------------------------------------
                                                   VOTE BY INTERNET
                                        ---------------------------------------
                                        Have your proxy card available when you
                                        access the website
                                        HTTP://WWW.VOTEFAST.COM. You will be
                                        prompted to enter your control number
                                        and then you can follow the simple
                                        prompts that will be presented to you to record your vote.

                                        ---------------------------------------
                                                    VOTE BY MAIL
                                        ---------------------------------------
                                        Please mark, sign and date your proxy
                                        card and return it in the POSTAGE-PAID
                                        ENVELOPE provided or return it to: Stock
                                        Transfer Dept. (AF), National City Bank,
                                        P.O. Box 94509, Cleveland, OH
                                        44101-4500.


----------------------      -----------------------      -----------------------
  VOTE BY TELEPHONE            VOTE BY INTERNET                VOTE BY MAIL
Call TOLL-FREE using a      Access the WEBSITE and        Return your proxy card
  Touch-Tone phone:            cast your vote:             in the POSTAGE-PAID
   1-800-542-1160           HTTP://WWW.VOTEFAST.COM          envelope provided
----------------------      -----------------------      -----------------------


                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  YOU CAN TRANSMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY BY PHONE OR VIA THE
               INTERNET PRIOR TO 11:59 P.M., EASTERN DAYLIGHT TIME (LOCAL TIME
                IN COLUMBUS, OHIO), ON MAY 21, 2003.

  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.


                            YOUR CONTROL NUMBER IS:

                     PROXY MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.

-------------------------------------------------------------------------------

ABERCROMBIE & FITCH CO.                          PROXY VOTING INSTRUCTION CARD
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2003.

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at the Company's executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and any adjournment and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 22, 2003 meeting and Annual Report to Stockholders for the fiscal year ended February 2, 2003.


                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature

                                        Date:                           , 2003
                                             ---------------------------
                                        Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

                            ABERCROMBIE & FITCH CO.

                            YOUR VOTE IS IMPORTANT!

          CASTING YOUR VOTE IN ONE OF THE THREE WAYS DESCRIBED ON THIS
            INSTRUCTION CARD VOTES ALL SHARES OF CLASS A COMMON STOCK
           OF ABERCROMBIE & FITCH CO. THAT YOU ARE ENTITLED TO VOTE.

                     PROXY MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
-------------------------------------------------------------------------------

ABERCROMBIE & FITCH CO.                           PROXY VOTING INSTRUCTION CARD
-------------------------------------------------------------------------------

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

1. Election of Directors
   Nominees:    (01) Michael S. Jeffries        (02) John W. Kessler
    [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY      [ ] EXCEPTIONS
                                       to vote for all
                                       nominees listed

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write the individual's name on the line below:

   ----------------------------------------------------------------------------

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment.

  PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

ABERCROMBIE & FITCH

                                          000000  0000000000  0  0000

                                          000000000.000 ext
                                          000000000.000 ext
                                          000000000.000 ext
MR A SAMPLE                               000000000.000 ext
DESIGNATION (IF ANY)                      000000000.000 ext
ADD 1                                     000000000.000 ext
ADD 2                                     000000000.000 ext
ADD 3
ADD 4                                     Holder Account Number
ADD 5
ADD 6                                     C 1234567890     JNT


                                          [ ] Mark this box with an X if you
                                              have made changes to your name or
                                              address details above.

-------------------------------------------------------------------------------
ANNUAL MEETING PROXY VOTING INSTRUCTION CARD
-------------------------------------------------------------------------------

A ELECTION OF DIRECTORS      PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND
                             TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the election of two directors to serve for terms of three years each.

                                  FOR         WITHHOLD

01 - Michael S. Jeffries          [ ]           [ ]

02 - John W. Kessler

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment.



B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)


Signature 1 - Please keep signature within the box


---------------------------------------------------

Signature 2 - Please keep signature within the box


---------------------------------------------------

Date (mm/dd/yyyy)

    /   /
---------------------------------------------------


                         1 U P X H H H P P P P 001986

-------------------------------------------------------------------------------
PROXY VOTING INSTRUCTION CARD - ABERCROMBIE & FITCH CO.
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2003.

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at the Company's executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and any adjournment and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 22, 2003 meeting and Annual Report to Stockholders for the fiscal year ended February 1, 2003.

PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

INTERNET AND TELEPHONE VOTING INSTRUCTIONS

VOTE 24 HOURS A DAY, 7 DAYS A WEEK! YOUR VOTE IS IMPORTANT!

CASTING YOUR VOTE IN ONE OF THE THREE WAYS DESCRIBED ON THIS INSTRUCTION CARD VOTES ALL SHARES OF CLASS A COMMON STOCK OF ABERCROMBIE & FITCH CO. THAT YOU ARE ENTITLED TO VOTE.

You can transmit your voting instructions electronically by phone or via the Internet prior to 11:59 p.m., Eastern Daylight Time (local time in Columbus,
Ohio), on May 19, 2003.

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

TO VOTE USING THE TELEPHONE
(WITHIN U.S. AND CANADA)

o Call toll free 1-877-695-0733 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

o Enter the HOLDER ACCOUNT NUMBER (EXCLUDING THE LETTER "C") and PROXY ACCESS NUMBER located below.

o Follow the simple recorded instructions.

     Option 1:  To vote as the Board of Directors recommends on ALL proposals:
                Press 1.

                When asked, please confirm your vote by pressing 1.

     Option 2:  If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

HOLDER ACCOUNT NUMBER  C0123456789

THANK YOU FOR VOTING


TO VOTE USING THE INTERNET

o    Go to the following web site:
     WWW.COMPUTERSHARE.COM/US/PROXY

o Enter the information requested on your computer screen and follow the simple instructions.


TO VOTE BY MAIL

o    Mark, sign and date the proxy card.

o    Return the proxy card in the postage-paid envelope provided.



PROXY ACCESS NUMBER  12345